UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 27, 2009

SureWest Communications

(Exact name of registrant as specified in its charter)

California	000-29660	68-0365195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 Industrial Avenue, Roseville, California		95678
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (916) 772-2000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 27, 2009, West Coast PCS LLC, a subsidiary of SureWest Communications, completed the previously announced sale of certain wireless telecommunication towers and all related assets and liabilities for an aggregate purchase price of $9.2 million.  The transaction was structured as a sale of all of the membership interests of two of SureWest’s subsidiaries to two of Global Tower Partners’ subsidiaries (“Purchaser”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Membership Interest Purchase Agreement filed as Exhibit 2.1 to the Form 8-K filed with the SEC on October 10, 2008.

The registrant’s press release regarding the consummation of the sale to Purchaser is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

 (d)          Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
99.1	Press Release dated February 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Dan T. Bessey
Dan T. Bessey Vice President and Chief Financial Officer

Date:  March 4, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 27, 2009